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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT
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
                                                     Place of            Percentage of Voting
Name of Subsidiary                                 Organization            Securities Owned
------------------                                 ------------            ----------------
First Financial Bankshares of                        Delaware                     100%
Delaware, Inc.

First Financial Investments, Inc.                     Texas                       100%

First National Bank of Abilene                        Texas                       100%*
Abilene, Texas

Hereford State Bank                                   Texas                       100%*
Hereford, Texas

First National Bank, Sweetwater                       Texas                       100%*
Sweetwater, Texas

Eastland National Bank                                Texas                       100%*
Eastland, Texas

The First National Bank in Cleburne                   Texas                       100%*
Cleburne, Texas

Stephenville Bank & Trust Co.                         Texas                       100%*
Stephenville, Texas

San Angelo National Bank                              Texas                       100%*
San Angelo, Texas

Texas National Bank                                   Texas                       100%*
Southlake, Texas

Weatherford National Bank                             Texas                       100%*
Weatherford, Texas

*  By First Financial Bankshares of
    Delaware, Inc.
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All subsidiaries are included in the consolidated financial statements of First
Financial.